EXHIBIT 21.1
SUBSIDIARIES OF CMP SUSQUEHANNA RADIO HOLDINGS CORP.

Exact Name of Registrant as	State of Incorporation
Specified in its Charter	or Organization
CMP Susquehanna Corp.	Delaware
CMP KC Corp.	Delaware
CMP Houston-KC, LLC	Delaware
Susquehanna Pfaltzgraff Co.	Delaware
Susquehanna Media Co.	Delaware
Susquehanna Radio Corp.	Pennsylvania
Susquehanna Radio Services, Inc.	Pennsylvania
Sunnyside Communications, Inc.	Indiana
WSBA Lico, Inc.	Nevada
Radio San Francisco, Inc.	California
WVAE Lico, Inc.	Nevada
Susquehanna License Co., LLC	Pennsylvania
WNNX Lico, Inc.	Nevada
Radio Metroplex, Inc.	Nevada
Radio Cincinnati, Inc.	Ohio
KRBE Broadcasting, Inc.	Nevada
Radio Indianapolis, Inc.	Indiana
Bay Area Radio Corp.	Delaware
Indianapolis Radio License Co.	Indiana
KLIF Broadcasting, Inc.	Nevada
Texas Star Radio, Inc.	Texas
S.C.I. Broadcasting, Inc.	Indiana
KFFG Lico, Inc.	Nevada
KPLX Lico, Inc.	Nevada
KPLX Limited Partnership	Texas
KPLX Radio, Inc.	Texas
WRRM Lico, Inc.	Nevada
WFMS Lico, Inc.	Nevada
KNBR, Inc.	Delaware
Indy Lico, Inc.	Nevada
KRBE Lico, Inc.	Nevada
KNBR Lico, Inc.	Nevada
KLIF Lico, Inc.	Nevada
KLIF Radio, Inc.	Texas
KRBE Limited Partnership	Texas
KRBE Radio, Inc.	Texas
KLIF Broadcasting Limited Partnership	Texas